                                                                     EXHIBIT 4.5


                         [CITIC KA WAH BANK LETTERHEAD]


PRIVATE & CONFIDENTIAL

Our Ref   :  CBG/TF/GN/01/813
Date      :  12th November 2001


KWANASIA ELECTRONICS COMPANY LIMITED

Units 10-14, 19th Floor
Kwong San Hong Centre
151-153 Hoi Bun Road
Kwun Tong
Kowloon


Attention: Mr. Lee Shu Kwan, Managing Director



Dear Mr. Lee,

RE:  FACILITY LETTER

We, CITIC Ka Wah Bank Limited, are pleased to offer you the general banking facilities ("Facilities") on the following terms and conditions.


1.   FACILITIES

1.1  The Facilities are available to the borrower by way of the following:


                                   EXTENT OF FACILITIES
                                   --------------------
     Item 1 Documentary Credit plus (90 days inclusive of usance period) Trust Receipt Facility and Invoice Discount - Export Facility on approved buyers up to the total extent of HKD4,000,000.00

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

                 Remarks:

                 a  Usance L/C tenor and T/R tenor in aggregate shall not exceed 90 days.

                 b  For Invoice Discounting Facility:

                    i)   Against restricted buyers and maximum up to 80% of invoice value.

                    ii)  The maximum tenor is up to 90 days or not later than invoice settlement date, whichever is shorter.

                    iii) The original/certified true copy of invoice from the
                         borrower and a duly signed export invoice discounting form of CITIC Ka Wah Bank Limited must be submitted.

                    iv) Invoice submitted must indicate that the repayment from restricted buyers is in form of T/T or CHATS directly to borrower's account with CITIC Ka Wah Bank Limited.

                    v)   Evidence of goods received, such as submission of borrower's delivery order, transport document (photocopy is acceptable)
                         or cargo receipt, countersigned by the restricted buyers
                         must be provided.

     Item 2      Standby Letter of Credit of HKD8,000,000.00

1.2 This Facility Letter, upon your signing, shall supersede all other previously signed facility letters (if any). Save and except the Facilities hereby offered, all existing general banking facilities granted to you (if any) shall be terminated and repayable forthwith, unless we agree otherwise.

1.3 The Facilities will be subject to review periodically as we deem fit at our sole and absolute discretion. The Facilities shall expire and be repayable forthwith as and when we have given you notice of termination. Nevertheless, we reserve the right at our sole and absolute discretion to increase, reduce, cancel and/or demand repayment of the Facilities or any part or parts thereof at any time to be effective forthwith by notice to you.

2.   INTEREST

2.1 Interest will be charged on the Facilities, subject to fluctuation, at the following respective rates ("Contract Rate"):

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     ---------------------------------------------------------------------------
                                   CONTRACT RATE
     ---------------------------------------------------------------------------
       For item 1   3% over and above Hong Kong Inter Bank Offering Rate for
                    Hong Kong Dollar / London Inter Bank Offering Rate for other currencies per annum.
     ---------------------------------------------------------------------------

2.2 Interest will accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365-day year for Hong Kong Dollar or 360-day year for US Dollar or according to the market practice for calculation of other currencies.

3.   CHARGES AND COMMISSIONS

3.1 Charges and commissions will be levied and payable as set out in the following table. Once paid, such charges and commissions shall not be refundable under any circumstances.

     ---------------------------------------------------------------------------
                              CHARGES AND COMMISSIONS
     ---------------------------------------------------------------------------
       For item 1   i)   Documentary Credit Opening Commission charged at 1/4%
                         on the first USD50,000 or equivalent, 1/12% on USD50,001 to USD150,000 or equivalent and 1/24% thereafter shall be paid upon opening of each documentary credit.

                    ii) Usance Documentary Credit Acceptance Commission charged at 1/16% per month on import bills amount shall be paid upon our acceptance of the usance bills documents.

                    iii) Commission In Lieu of Exchange charged at 1/8% shall
                         be paid upon repayment, if applicable.

                    iv)  Invoice Discounting Handling Commission charged at
                         1/8% shall be paid upon drawdown (minimum HKD300 per transaction).
     ---------------------------------------------------------------------------

     For Item 2     Standby Letter of Credit Opening Commission charged at 1.5%
                    per annum or 0.125% per month flat shall be paid upon opening of each documentary credit.

     For all items  Arrangement Fee of HKD8,000.00 shall be paid upon your signing of this Facility Letter.

3.2 Notwithstanding anything herein contained, we reserve the right to vary the amount of the charges and commissions set out in the aforesaid table from time to time at our absolute discretion by giving prior written notice.

3.3 If applicable, you are also required to pay those charges set out in our Banking Charges Schedule published by us from time to time.

4.   REPAYMENT

4.1 Without prejudice to Clause 1.4, the Facilities together with accrued interest shall be repaid according to the following Repayment Schedule:


                                 REPAYMENT SCHEDULE

     For all items  Each advance together with accrued interest shall be repaid on or before the date specified in the relevant application.

5.   DEFAULT INTEREST

5.1 We reserve the right to collect default interest on any sum (whether principal or interest) overdue and not paid under any of the Facilities at the following rates:-

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     ---------------------------------------------------------------------------
                               DEFAULT INTEREST RATE
     ---------------------------------------------------------------------------
       For all items     2% over and above the Contract Rate
     ---------------------------------------------------------------------------

5.2 Default interest shall be calculated on basis of the actual number of days elapsed and a 365-day year for Hong Kong Dollar or 360-day year for US Dollar or according to the market practice for calculation of other currencies.

6.   SECURITY

6.1 The Facilities are granted against the following securities ("the Securities"):

     ---------------------------------------------------------------------------
                                     SECURITIES
     ---------------------------------------------------------------------------
          i. Corporate Guarantees from Bright Oriental Enterprises Limited, Dongguan Kwan Hong Electronics Company Limited and Integrated International Limited ("Corporate Guarantors") for repayment of principal amount up to the extent of HKD12,000,000.00 and accrued interest and default interest thereon and all other costs and expenses.
     ---------------------------------------------------------------------------
          ii. Fixed charge of the following deposit ("Deposit") placed with us together with interest accrued or to be accrued thereon.

               Deposit:
               Charge on Cash Deposit for amount not less than HKD5,000,000.00 in name of Kwanasia Electronics Company Limited ("Depositor")
     ---------------------------------------------------------------------------

6.2 We reserve the right to request for any additional securities as we may deem fit at our sole and absolute discretion from time to time.

6.3 Nothing in this Facility Letter shall release, terminate or invalidate any security given or security document signed before the date of this Facility Letter. If there is any such security or security document, the same shall continue to secure the Facilities granted or to be granted under this Facility Letter.

7.   CONDITIONS PRECEDENT

7.1 The Facilities will be available for drawing when we have received the following documents in form and substance satisfactory to us:

     ---------------------------------------------------------------------------
                                     DOCUMENTS
     ---------------------------------------------------------------------------
          i. The duplicate copy of this Facility Letter duly signed by you indicating your acceptance of the Facilities on terms and conditions set out herein and duly signed by the guarantor and other security provider (if any).
     ---------------------------------------------------------------------------
          ii.   Your director's resolutions.
     ---------------------------------------------------------------------------
          iii.  Certified copy of your Memorandum and Article of Association.
     ---------------------------------------------------------------------------
          iv.   Certified copy of your Business Registration Certificate.
     ---------------------------------------------------------------------------
          v.    Certified copy of your Certificate of Incorporation.
     ---------------------------------------------------------------------------
          vi.   General Commercial Agreement duly signed by you.
     ---------------------------------------------------------------------------
          vii.  Acknowledgement of General Terms & Conditions duly signed by you.
     ---------------------------------------------------------------------------
          viii. Mandate (Corporate) duly signed by you.
     ---------------------------------------------------------------------------
          ix. Corporate Guarantees duly executed by the Corporate Guarantors together with directors' and shareholders' resolutions (if applicable).
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
          x. Charge on Cash Deposit(s) to secure Liabilities of the Depositor(s) created in our favour duly executed by all relevant parties together with directors' and shareholders' resolutions (if applicable).
     ---------------------------------------------------------------------------
          xi. Certified copy of Memorandum and Article of Association of the Corporate Guarantors.
     ---------------------------------------------------------------------------
          xii. Certified copy of Business Registration Certificate of the Corporate Guarantors.
     ---------------------------------------------------------------------------
          xiii. Certified copy of Certificate of Incorporation of the Corporate Guarantors.
     ---------------------------------------------------------------------------
          xiv. Any other documents as may be required by the Bank from time to time.
     ---------------------------------------------------------------------------

8.   UNDERTAKING

8.1 The borrower, Mr. Lee Shu Kwan and Mr. Tam Man Chi undertake that their obligations under the Facilities shall, at all times, rank at least pari passu in all respects with all other future obligations.

8.2 Mr. Lee Shu Kwan and Mr. Tam Man Chi undertake that they will not offer Personal Guarantee to any other banks for the account of Kwanasia Electronics Company Limited.

8.3 Deswell Industries, Inc. undertakes that it will give the Bank prior notice if it offers corporate guarantee and/or personal guarantee of their directors to any other banks or financial institutions for and on behalf of Kwanasia Electronics Company Limited.

8.4 The Borrower undertakes to inform the Bank immediately of any changes of the Borrower's directors or beneficial shareholders (including but not limited to Deswell Industries Inc.) or amendment of its Memorandum or Articles of Association.

9.   GOVERNING LAW

9.1 The Facility Letter shall be governed by the laws of Hong Kong SAR. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong SAR as regards any claim or matter arising hereunder.


Please signify your agreement and acceptance of this offer by signing and returning to us the duplicate of this Facility Letter on or before 30 NOVEMBER 2001 to 40/F., Cosco Tower, 183 Queen's Road Central, Hong Kong, Attention:
Corporate Banking - Trade Finance and Multinational Group, failing which this offer shall lapse.

Should you have any queries, please do feel free to contact our Mr. Francis Leung, Section Head - 3, Trade Finance Group or Mr. Geoffrey Ng, Relationship Manager at 2909 6210 or 2909 6256 respectively at any time.

Regards,

Yours faithfully,
For and on behalf of
CITIC Ka Wah Bank Limited



/s/ GEOFFREY NG                         /s/ FRANCIS LEUNG
-----------------------------           ------------------------------
Geoffrey Ng                             Francis Leung
Relationship Manager                    Section Head - 3
Trade Finance Group                     Trade Finance Group
Corporate Banking                       Corporate Banking

After due and careful consideration of the contents of this letter, I/we agree to accept the Facilities and shall be bound by all the terms and conditions herein set out.


Borrower & Depositor:

FOR AND ON BEHALF OF
KWANASIA ELECTRONICS CO., LTD.

    TAM MAN CHI      LEE SHU KWAN
-------------------------------------
       AUTHORISED SIGNATURE(S)

_____________________________________
Kawanasia Electronics Company Limited
(Authorized Signatory and Co. Chop)
Date:


Acknowledged and Counter-signed by         Acknowledged and Counter-signed by

                                           Corporate Guarantor:

FOR AND ON BEHALF OF                       FOR AND ON BEHALF OF
DESWELL INDUSTRIES, INC.                   BRIGHT ORIENTAL ENTERPRISES LIMITED

         LAU PUI HON                                [SIGNATURE ILLEGIBLE]
----------------------------------------   -------------------------------------
              AUTHORISED SIGNATURE(S)                    AUTHORIZED SIGNATURE(S)

________________________________________   _____________________________________
Deswell Industries, Inc.                   Bright Oriental Enterprises Limited
(Authorized Signatory and Co. Chop)        (Authorized Signatory and Co. Chop)
Date: Nov. 21, 2001                        Date:

After due and careful consideration of the contents of this letter, I/we agree to accept the Facilities and shall be bound by all the terms and conditions herein set out.


Acknowledged and Counter-signed by          Acknowledged and Counter-signed by
Corporate Guarantor:                        Corporate Guarantor:

                                                For and on behalf of
                                                INTEGRATED INTERNATIONAL LIMITED


(COMPANY SEAL)                                  /s/  TAM MAN CHI
                                                --------------------------------
                                                         Authorized Signature(s)

/S/  [SIGNATURE ILLEGIBLE]
------------------------------------        ------------------------------------
Dongguan Kwan Hong Electronics              Integrated International Limited
Company Limited                             (Authorized Signatory and Co. Chop)
(Authorized Signatory and Co. Chop)         Date:
Date:





Acknowledged and Counter-signed by          Acknowledged and Counter-signed by




/s/ LEE SHU KWAN                            /s/ TAM MAN CHI
------------------------------------        ------------------------------------
Mr. Lee Shu Kwan                            Mr. Tam Man Chi

Date:                                       Date:



Encl. [Security Documents]


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